EXHIBIT (a)(1)(J)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.
Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
of
RETEK INC.
Pursuant to the Offer to Purchase dated February 28, 2005
and the Supplement thereto dated March 17, 2005
THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2005, UNLESS THE AMENDED OFFER IS EXTENDED.
      As set forth in Section 3 of the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Amended Offer (as defined below) if (i) share certificates evidencing shares of common stock, par value $0.01 per share (the “Shares”), of Retek Inc., a Delaware corporation, are not immediately available, (ii) the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Supplement). This revised Notice of Guaranteed Delivery may be delivered by hand to the Depositary, transmitted by facsimile transmission or mailed to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.
The Depositary for the Amended Offer is:
Mellon Investor Services LLC

By Mail:	By Overnight Delivery:	By Hand:
Mellon Investor Services LLC	Mellon Investor Services LLC	(9:00 a.m. - 5:00 p.m.
Post Office Box 3301	85 Challenger Road – Mail Drop-Reorg	New York City Time)
South Hackensack, NJ 07606	Ridgefield Park, NJ 07660	Mellon Investor Services LLC
Attn: Reorganization Department	Attn: Reorganization Department	120 Broadway, 13th Floor
New York, NY 10271
Attn: Reorganization Department
By facsimile transmission (for Eligible Institutions only)
(201) 296-4293
Confirm receipt of facsimile by telephone only
(201) 296-4860
DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
      The undersigned hereby tenders to Sapphire Expansion Corporation, a Delaware corporation and a wholly owned subsidiary of SAP America, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 4, 2005 (the “Offer to Purchase”), as amended and supplemented by a Supplement thereto dated March 17, 2005 (the “Supplement”) and the related revised (blue) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Amended Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Signature(s):

Please Print or Type
Name(s) of Record Holder(s):

Number of Shares:

Certificate Number(s) (if available):

Dated: ______________________________ , 2005
Address(es):

Include Zip Code
Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer:     ☐
Account Number:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

Name of Firm: Address: Zip Code: Area Code and Telephone Number:	Name: (Authorized Signature) Title: Zip Code: Date:

NOTE:	DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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